   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 23, 1996
                                               Registration No.333-
----------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------
                           RENTAL SERVICE CORPORATION
             (Exact name of registrant as specified in its charter)

         DELAWARE                                      33-0569350
(State or other jurisdiction                        (I.R.S. Employer
of incorporation or organization)                  Identification No.)

14505 N. HAYDEN ROAD, SUITE 322
     SCOTTSDALE, ARIZONA                                 85260
(Address of Principal Executive Offices)               (Zip Code)
                               ------------------

               THE 1995 STOCK OPTION PLAN FOR KEY EMPLOYEES OF
                      ACME ACQUISITION HOLDINGS CORP. (*)
                            (Full title of the plan)
                       ----------------------------------
                                 MARTIN R. REID
                            CHIEF EXECUTIVE OFFICER
                           RENTAL SERVICE CORPORATION
                        14505 N. HAYDEN ROAD, SUITE 322
                           SCOTTSDALE, ARIZONA 85260
                    (Name and address of agent for service)
                                 (602) 905-3300
         (Telephone Number, Including Area Code, of Agent For Service)

                               ------------------
                                   Copies to:
                          ELIZABETH A. BLENDELL, ESQ.
                                LATHAM & WATKINS
                       633 WEST FIFTH STREET, SUITE 4000
                         LOS ANGELES, CALIFORNIA 90071
                                 (213) 485-1234

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------------
                                                                 Proposed                   Maximum
                                    Amount                        Maximum                  Aggregate               Amount of
 Title of                            to be                     Offering Price               Offering             Registration
 Securities to be Registered      Registered (1)                Per Share (2)               Price (2)                Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock                     289,710 (1)                      $11.12                    $3,251,577            $1,121.23
$.01 par value                                                      and
                                                                  $27.25

____________
(*) In February, 1996, Acme Acquisition Holdings Corp. changed its name to
    Rental Service Corporation.
(1) The 1995 Stock Option Plan for Key Employees of Acme Acquisition Holdings Corp. (the "Plan") authorizes the issuance of a maximum of 324,000 shares. Of such shares, 287,850 shares are subject to presently outstanding options and 34,290 shares have been issued upon exercise of previously granted options. The 34,290 shares previously issued are not included in the number of shares registered hereunder.
(2) For purposes of computing the registration fee only. Pursuant to Rule 457(h), the Proposed Maximum Offering Price Per Share is based upon (i) the weighted average exercise price per share of the outstanding options for the purchase of the 287,850 shares and (ii) for the remaining 1,860 shares, upon the average of the high and low prices for the Company's Common Stock on the NASDAQ National Market on December 17, 1996.

                              Page 1 of 10 pages

                        Exhibit Index appears on page 7

                                     PART I

Item 1.  Plan Information

         Not required to be filed with this Registration Statement.


Item 2.  Registrant Information and Employee Plan Annual Information

         Not required to be filed with this Registration Statement.


                                    PART II

Item 3.  Incorporation of Documents by Reference

         The registrant, Rental Service Corporation, a Delaware corporation (the "Company"), hereby incorporates the following documents in this Registration Statement by reference:

       A. The Company's Prospectus, dated September 18, 1996, filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the "Securities Act"), on September 18, 1996;

       B. The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996; and

       C. Description of the Company's Common Stock contained (i) in the Registration Statement on Form S-1 filed with the Commission pursuant to the Act, on June 13, 1996, and amended by Amendment No. 1 thereto filed with the Commission on July 31, 1996, Amendment No. 2 thereto filed with the Commission on August 22, 1996 and Amendment No. 3 thereto filed with the Commission on September 17, 1996 and (ii) in the Registration Statement on Form S-1 filed with the Commission pursuant to Rule 462(b) of the Act on September 19, 1996.

       All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this registration statement and are a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.  Description of Securities

         Not applicable.


Item 5.  Interests of Named Experts and Counsel

         Not applicable.

                              Page 2 of 10 pages

Item 6.  Indemnification of Directors and Officers

         Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") gives Delaware corporations broad powers to indemnify their present and former directors and officers against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with threatened, pending or completed actions, suits or proceedings to which they are parties or are threatened to be made parties by reason of being or having been such directors or officers, subject to specified conditions and exclusions; gives a director or officer who successfully defends an action the right to be so indemnified; and permits a corporation to buy directors' and officers' liability insurance. Such indemnification is not exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or otherwise.

         The Certificate of Incorporation provides that a director of the Company will not be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty as a director, except in certain cases, where liability is mandated by the DGCL. The provision has no effect on any non-monetary remedies that may be available to the Company or its stockholders, nor does it relieve the Company or its directors from compliance with federal or state securities laws. The Bylaws of the Company generally provide that the Company shall indemnify, to the fullest extent permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, investigation, administrative hearing or any other proceeding (each, a "Proceeding") by reason of the fact that he is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another entity, against expenses (including attorneys' fees) and losses, claims, liabilities, judgments, fines and amounts paid in settlement actually incurred by him in connection with such Proceeding. The Company has entered into, or intends to enter into, agreements to provide indemnification for the Company's directors and executive officers in addition to the indemnification provided for in the Bylaws. These agreements, among other things, will indemnify the Company's directors and executive officers for certain expenses (including attorney's fees), and all losses, claims, liabilities, judgments, fines and settlement amounts incurred by such person arising out of or in connection with such person's service as a director or officer of the Company to the fullest extent permitted by applicable law. In addition, the Company has obtained director and officer liability insurance that insures the Company's directors and officers against certain liabilities.


Item 7.  Exemption from Registration Claimed

         Not applicable.


Item 8.      Exhibits

  4.1 Stockholders' Agreement, dated as of January 4, 1996, by and among Rental Service Corporation and certain stockholders (incorporated by reference to Exhibit 10.11 to the Form S-1 Registration Statement filed by Rental Service Corporation on June 13, 1996 under the Securities Act (No. 333-05949) (the "June 1996 Form S-1")).

  4.2 The 1995 Stock Option Plan For Key Employees of Acme Acquisition Holdings Corp. (incorporated by reference to Exhibit 10.15 to the June 1996 Form S-1).

  4.3 Form of Incentive Stock Option Agreement for Directors (incorporated by reference to Exhibit 10.16 to the June 1996 Form S-1).

  4.4 Form of Incentive Stock Option Agreement for Region Managers (incorporated by reference to Exhibit 10.17 to the June 1996 Form S-1).

  4.5 Form of Amended Incentive Stock Option Agreement for Region Managers (incorporated by reference to Exhibit 10.18 to the June 1996 Form S-1).


                              Page 3 of 10 pages

  4.6 Form of Amended Incentive Stock Option Agreement for Corporate Office Personnel (incorporated by reference to Exhibit 10.19 to the June 1996 Form S-1).

  4.7 Form of Incentive Stock Option Agreement for Other Corporate and District Personnel (incorporated by reference to Exhibit 10.20 to the June 1996 Form S-1).

  4.8 Form of Amendment to Amended Incentive Stock Option Agreement for Region Managers (incorporated by reference to Exhibit 10.25 to Amendment No. 2 to the June 1996 Form S-1 filed with the Commission on August 22, 1996 ("Amendment No. 2")).

  4.9 Form of Amendment to Amended Incentive Stock Option Agreement for Region Managers (incorporated by reference to Exhibit 10.26 to Amendment No. 2).

  4.10 Form of Amendment to Amended Incentive Stock Option Agreement for Region Managers (incorporated by reference to Exhibit 10.27 to Amendment No. 2).

  4.11 Form of Amendment to Amended Incentive Stock Option Agreement for Corporate Office Personnel (incorporated by reference to Exhibit
             10.28 to Amendment No. 2).

  5.1 Opinion of Latham & Watkins as to the legality of the shares being registered.

  23.1       Consent of Ernst & Young LLP.

  23.2       Consent of Ernst & Young LLP.

  23.3       Consent of Latham & Watkins (included in Exhibit 5.1 hereto).

  24.1       Powers of Attorney (included on page 6).

Item 9.  Undertakings

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (b) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(a) and (1)(b) shall not apply to information contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Sections 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                              Page 4 of 10 pages

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Sections 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                              Page 5 of 10 pages

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on this 23rd day of December, 1996.

                              RENTAL SERVICE CORPORATION


                              By:   /s/ Martin R. Reid
                                  --------------------------
                                  Martin R. Reid
                                  Chairman of the Board and
                                  Chief Executive Officer


                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Martin
R. Reid, and each or any of them, his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in their capacities and on the dates indicated.


    SIGNATURE                            TITLE                       DATE
    ---------                            -----                       ----

/s/ Martin R. Reid                 Chairman of the Board and      December 23, 1996
------------------------------      Chief Executive Officer
Martin R. Reid                   (Principal Executive Officer)


/s/ Douglas A. Waugaman              Vice President, Chief        December 23, 1996
------------------------------   Financial Officer, Secretary
Douglas A. Waugaman                and Treasurer (Principal
                                   Financial and Accounting
                                           Officer)


/s/ William M. Barnum, Jr.                  Director              December 23, 1996
------------------------------
William M. Barnum, Jr.


/s/ James R. Buch                           Director              December 23, 1996
------------------------------
James R. Buch


/s/ Christopher A. Laurence                 Director              December 23, 1996
------------------------------
Christopher A. Laurence


                                           Director                December   , 1996
------------------------------
John G. Quigley


/s/ Frederick J. Warren                    Director                December 23, 1996
------------------------------
Frederick J. Warren


/s/ Eric L. Mattson                        Director                December 23, 1996
------------------------------
Eric L. Mattson


                               Page 6 of 10 Page

                               INDEX TO EXHIBITS

EXHIBIT                                                                                   PAGE
-------                                                                                   ----

  4.1        Stockholders' Agreement, dated as of January 4, 1996, by and among            N/A
             Rental Service Corporation and certain stockholders (incorporated by reference to Exhibit 10.11 to the June 1996 Form S-1).

  4.2        The 1995 Stock Option Plan for Key Employees of Acme Acquisition              N/A
             Holdings Corp. (incorporated by reference to Exhibit 10.15 to the June
             1996 Form S-1).

  4.3        Form of Incentive Stock Option Agreement for Directors (incorporated by       N/A
             reference to Exhibit 10.16 to the June 1996 Form S-1).

  4.4        Form of Incentive Stock Option Agreement for Region Managers                  N/A
             (incorporated by reference to Exhibit 10.17 to the June 1996 Form S-1).

  4.5        Form of Amended Incentive Stock Option Agreement for Region                   N/A
             Managers (incorporated by reference to Exhibit 10.18 to the June 1996
             Form S-1).

  4.6        Form of Amended Incentive Stock Option Agreement for Corporate Office         N/A
             Personnel (incorporated by reference to Exhibit 10.19 to the June 1996
             Form S-1).

  4.7        Form of Incentive Stock Option Agreement for Other Corporate and              N/A
             District Personnel (incorporated by reference to Exhibit 10.20 to the June
             1996 Form S-1).

  4.8        Form of Amendment to Amended Incentive Stock Option Agreement for             N/A
             Region Managers (incorporated by reference to Exhibit 10.25 to
             Amendment No. 2).

  4.9        Form of Amendment to Amended Incentive Stock Option Agreement for             N/A
             Region Managers (incorporated by reference to Exhibit 10.26 to
             Amendment No. 2).

  4.10       Form of Amendment to Amended Incentive Stock Option Agreement for             N/A
             Region Managers (incorporated by reference to Exhibit 10.27 to
             Amendment No. 2).

  4.11       Form of Amendment to Amended Incentive Stock Option Agreement for             N/A
             Corporate Office Personnel (incorporated by reference to Exhibit 10.28 to
             Amendment No. 2).

 *5.1        Opinion of Latham & Watkins as to the legality of the shares being            8
             registered.

*23.1        Consent of Ernst & Young LLP.                                                 9

*23.2        Consent of Ernst & Young LLP.                                                 10

*23.3        Consent of Latham & Watkins (included in Exhibit 5.1 hereto).                 8

*24.1        Powers of Attorney (included on page 6).                                      6

________________________
* Filed herewith

                              Page 7 of 10 Pages